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                                                                  Exhibit j(1)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 10 to the Registration Statement (File No. 333-33365) of SAMCO Funds, Inc. of our report dated December 1, 2000, appearing in the Annual Report to shareholders for the year ended October 31, 2000. We also consent to the reference to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, all of which are part of such registration statement.


New York, New York
February 23, 2001